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                                                                    Exhibit 23.4

                [LETTERHEAD OF DELOITTE & TOUCHE APPEARS HERE]


STRICTLY PRIVATE AND CONFIDENTIAL


The Directors                                   The Directors
Birmingham Cable Corporation Limited            Telewest Communications plc
Small Heath Business Park                       Genesis Business Park
Talbot Way                                      Albert Drive
Birmingham                                      Woking
B10 0HJ                                         Surrey
                                                GU21 5RW
The Directors
J Henry Schroder & Co Limited
120 Cheapside
London
EC2V 6DS



Our Ref:   PJNH/IB/DJH                                             27 June 1998


Dear Sirs

PROPOSED MERGER OF TELEWEST COMMUNICATIONS PLC AND GENERAL CABLE PLC

We refer to the disclosure document (which will constitute Listing Particulars and Prospectus for UK purposes) "the Disclosure Document" to be dated 29 June relating to the proposed merger of Telewest Communications plc and General Cable PLC. We hereby consent to the issue of such Disclosure Document with the inclusion therein of our report on page III-124 in relation to Birmingham Cable Corporation Limited in the form and context in which it appears and the inclusion therein of our name in the form and context in which it appears on page III-172.

We also hereby authorise the contents of the report referred to above included in the Offering Circular for the purposes of section 152(1)(e) of the Financial Services Act 1986.

Yours faithfully,

/s/ Deloitte & Touche

Deloitte & Touche
Chartered Accountants